EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL ACCOUNTING
AND FINANCIAL OFFICER PURSUANT TO RULE 13A-14(B) OR 15D-14(B)
UNDER THE SECURITIES EXCHANGE ACT OF 1934 AND TO 18 U.S.C. SECTION 1350

In connection with the annual report on Form 10-K/A of ASAP Expo Inc. (the “Company”) for the year ended December 31, 2016, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Frank S Yuan, as principal executive officer of the Company, and I, Frank S Yuan, as principal accounting and financial officer of the Company, hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

     (1)  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

     (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Frank S. Yuan                                                                     Date:  May 19, 2017
Frank S Yuan
Principal Executive Officer

/s/ Frank S. Yuan                                                                     Date:  May 19, 2017
Frank S. Yuan
Principal Accounting and Financial Officer

The certifications filed under this Exhibit 32.1 are not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and are not to be incorporated by reference into any filing of ASAP Expo Inc under the Securities Exchange Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation by reference language contained in any such filing, except to the extent that ASAP Expo Inc. specifically incorporates it by reference.